EXHIBIT 99.1

AmpliTech Completes Acquisition of Spectrum Semiconductor Materials, Nearly Quadrupling

its Revenue Base and Substantially Expanding its Distribution Reach and Growth Potential;

Reports Record Combined Order Backlog of $11.4M

San Jose, CA & Bohemia, NY, December 16, 2021 -- AmpliTech Group, Inc. (Nasdaq: AMPG), a designer, developer, and manufacturer of state-of-the-art signal-processing components for satellite and 5G communications networks, defense, space, and other commercial applications, announced today that it has completed the purchase of the assets and operations of Spectrum Semiconductor Materials Inc., a global specialty distributor of semiconductor components based in San Jose, CA.

Spectrum is expected to deliver significant strategic and top and bottom-line benefits to AmpliTech. Spectrum expects 2021 unaudited revenue of $13M ($2M higher than previously announced), with a pre- tax net income margin of approximately 25%. AmpliTech’s total revenue over the past four quarters was

$3.5M. AmpliTech and Spectrum have current order backlogs of $3.8M and $7.6M, respectively, for a record consolidated backlog for AmpliTech Group of $11.4M in orders expected to ship in the first half of 2022.

Spectrum has achieved solid growth and attractive net margins by building strong customer relationships across a range of niche markets and supporting their specific needs by stocking a wide variety of specialty products, unmatched by larger competitors. Further, Spectrum leverages disruptive digital inventory practices to optimize its operating efficiency and to enhance its ability to meet customer needs.

The purchase price was $8.0M in cash, plus $1.5M to be held in escrow through December 2022 to fund purchase price or other adjustments, plus the issuance of 188,442 restricted shares of AmpliTech common stock. The parties agreed to a purchase price adjustment of 25% of Spectrum’s cumulative net revenue above or below $20M in sales for calendar years 2021 and 2022 combined. Post-closing, AmpliTech had approximately $17M in cash, cash equivalents, and marketable securities, and no long- term debt.

Each company brings proven sales personnel and relationships that will complement each other in addressing an expanded market opportunity. Spectrum Semiconductors has been building its radio frequency (RF) focused semiconductor revenue base and is expected to provide a powerful distribution platform in the U.S., Europe, and Asia for AmpliTech’s new line of monolithic microwave integrated circuit (MMIC) chip designs. Spectrum is positioned to package these and future designs for high-volume applications.

AmpliTech’s innovative MMIC chip designs integrate its industry-leading low noise signal amplification (LNA), signal filter, and signal attenuator technologies into a much smaller and more flexible chip form factor. Foundry production of initial MMIC wafers has been completed, and they are now undergoing initial testing. MMIC chipsets remain on schedule for commercial availability and sampling during Q1 2022

AmpliTech CEO, Fawad Maqbool, commented, “Through the Spectrum acquisition we have substantially increased our revenue base with a well-managed, growing business known for high quality and excellent customer service. We expect the transaction will be immediately accretive to our top-and bottom-line financial performance. Spectrum also provides an ideal distribution platform to support the launch and commercialization of our MMIC chip solutions in core end markets of aerospace, defense, automotive, and computing. We expect AmpliTech and Spectrum to play a key role in improving the speed and efficiency of 5G cellular networks and medium earth orbit (MEO) and low earth orbit (LEO) satellite communications systems around the world.”

Steve Ochoa, Spectrum’s President, commented, “We are very excited to join forces with AmpliTech and are already focused on several joint business development opportunities that should expand the reach and value of our respective solutions and total market opportunity.”

About Spectrum Semiconductor Materials, Inc.

Spectrum is a global authorized distributor of semiconductor components for integrated circuit (IC) assembly for prototyping, testing and production requirements. It has a 31-year track record for delivering high-quality products, excellent customer service and long-standing supplier relationships.

Spectrum’s particular strength is its flexibility and ability to meet customer needs, stocking the broadest range of off-the-shelf or custom package configurations and providing support in tooling packages for specific technical requirements. Spectrum economies of scale allow it to meet customers’ quantity requirements with quick turn capabilities at highly competitive pricing.

Spectrum QMS is ISO 9001:2015 and AS9120B certified, meeting the highest standards required by global and environmental directives. Spectrum sources only the highest quality materials from major manufacturers such as Kyocera, NTK and Materion Advanced Materials.

About AmpliTech (www.AmpliTechinc.com)

AmpliTech Group, Inc. designs, develops, and manufactures state-of-the-art radio frequency (RF) microwave components for global satellite communications, telecom (5G & IoT), space, defense, and quantum computing markets as well as systems and component design consulting services. AmpliTech has a 13+ year track record of developing high performance, custom solutions to meet the unique needs of some of the largest companies in the global industries we serve. We are proud of the unique skills, experience and dedication of our focused team which enables us to deliver superior solutions, faster time to market, competitive pricing and excellent customer satisfaction and repeat business.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements. These statements appear in several places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its oﬃcers with respect to, among other things: (i) the impact of the acquisition on the Company’s operating results; (ii) trends affecting the Company's ﬁnancial condition or results of operations; (iii) the Company's growth strategy and operating strategy. The words "may" "would" "will" "expect" "estimate" "anticipate" "believe" "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements because of various factors. Other risks are identiﬁed and described in more detail in the “Risk Factors” section of the Company’s ﬁlings with the SEC, all of which are available on our website. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward- looking statements, except as required by applicable law.

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Non-GAAP Financial Information

This press release includes a statement relating to the Company’s and Spectrum’s order backlog. Backlog represents the dollar amount of net sales that we expect to recognize in the future from sales orders that have been received from customers in the ordinary course of business. The Company considers order backlog a relevant and preferred supplemental measure for understanding the Company’s financial and market position. However, such measure has inherent limitations, is not required to be uniformly applied or audited and other companies may use methodologies to calculate similar measures that are not comparable. Readers should be aware of these limitations and should be cautious as to their use of such measure.

Corporate Social Media	Investor Social Media
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Company Contact:	Investor Contact:
Shan Sawant, Director of Communications	David Collins or Bill Jones, Investor Relations
AmpliTech Group, Inc.	Catalyst IR
shan@AmpliTech.com	AMPG@catalyst-ir.com
646-546-7128	212-924-9800

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